UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 4, 2008 (December 4, 2008)
Date of Report (date of earliest event reported)
COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
4000 Meridian Boulevard
Franklin, Tennessee 37067
(Address of principal executive offices)
Registrant’s telephone number, including area code: (615) 465-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.
On December 1, 2008, Community Health Systems, Inc. (the “Company”) received notice that the CHS/Community Health Systems, Inc. 401(k) Plan (the “Plan”) will be consolidating its services and transferring all of its assets to a new provider, The Principal. As a result, participants in the Plan will be temporarily unable to direct or diversify the investment of assets (including those invested in the Company common stock fund) in their Plan accounts or obtain a loan or a distribution from the Plan, beginning on January 23, 2009 at 4 p.m. (E.T.) and ending during the week of February 15, 2009 (the “Blackout Period”).
On December 4, 2008, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities Exchange Commission Regulation BTR, we sent a notice (the “Notice”) to our directors and executive officers informing them that during the Blackout Period, they would generally be prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring, the Company’s common stock or any other equity security or derivative securities of the Company acquired in connection with their employment as an officer or service as a director.
A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
During the Blackout Period and for two years after the end date of the Blackout Period, security holders and other interested persons may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Rachel A. Seifert, Esq. — Senior Vice President, Secretary & General Counsel, Community Health Systems, 4000 Meridian Blvd., Franklin, TN 37067, (615) 465-7000 or Roy A. Sellers, SPHR — Director, Human Resources, Community Health Systems, 4000 Meridian Blvd., Franklin, TN 37067, (615) 465-7000.

Item 9.01	Financial Statements and Exhibits.
Exhibits

99.1	Notice to Directors and Executive Officers of Community Health Systems, Inc., dated December 4, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2008	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)